Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Xencor, Inc. of our reports dated February 27, 2018, relating to the financial statements and effectiveness of internal controls over financial reporting, appearing in the Annual Report on Form 10-K of Xencor, Inc. for the year ended December 31, 2017.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement and Prospectus.

/s/ RSM US LLP

Los Angeles, California

March 19, 2018